                                                                   EXHIBIT 10.23

                             MANAGEMENT AGREEMENT

     This Management Agreement (the "Agreement") is made as of the 24th day of November, 1999, by and between Panolam Industries International, Inc., a Delaware corporation (the "Company"), and TC Group Management, L.L.C., a Delaware limited liability company ("Carlyle").

                                   RECITALS:

     WHEREAS, Carlyle, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of corporate management, finance, product strategy, investment, acquisitions and other matters relating to the business of the Company and its wholly-owned subsidiaries; and

     WHEREAS, the Company desires to avail itself of the expertise of Carlyle in the aforesaid areas, in which it acknowledges the expertise of Carlyle.

                                  AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties agree as follows:

     1.  Appointment.

     The Company hereby appoints Carlyle to render the advisory and consulting services described in Section 2 hereof for the term of this Agreement.

     2.  Services.

     Carlyle hereby agrees that during the term of this Agreement it shall render to the Company, by and through such of Carlyle's officers, employees, agents, representatives and affiliates as Carlyle, in its sole discretion, shall designate from time to time, advisory, consulting and other services (the "Oversight Services") in relation to the day-to-day operations of the Company,
 ------------------
strategic planning, domestic and international marketing and financial oversight and including, without limitation, advisory and consulting services in relation to the selection, retention and supervision of independent auditors, the selection, retention and supervision of outside legal counsel, the selection, retention and supervision of investment bankers or other financial advisors or consultants and the structuring and implementation of employee and executive compensation and incentive plans.

     3.  Fees.

     In consideration of the performance of the Oversight Services contemplated by Section 2(a) hereof, the Company and its successors agree to pay to Carlyle an aggregate per annum fee (the "Fee") equal to One Million Dollars
                                 ---
($1,000,000), commencing on the date hereof and continuing until such time as this Agreement is terminated in accordance with Section 6 or by the mutual written consent of the parties hereto. An amount equal to the product of (i) the fraction, the numerator of which is the number of full or partial days remaining in calendar year 1999 after the date of this Agreement and the denominator of which is 365 and (ii) One Million Dollars ($1,000,000), shall be due and payable on January 1, 2000; thereafter the Fee shall be payable in arrears in equal, quarterly installments of Two-Hundred Fifty Thousand Dollars ($250,000), with the first such installment due on April 1, 2000. Fee payments shall be non-refundable.

     4.  Out-of-Pocket Expenses.

     In addition to the compensation payable to Carlyle pursuant to Section 3 hereof, the Company shall reimburse Carlyle for or, at the direction of Carlyle, pay directly, Carlyle's reasonable Out-of-Pocket Expenses. For the purposes of this Agreement, the term "Out-of-Pocket Expenses" shall mean all amounts
                          ----------------------
actually paid or incurred by Carlyle in connection with its performance of the Oversight Services, including, without limitation, reasonable (i) fees and disbursements (including, without limitation, underwriting, placement or similar fees) of independent auditors, outside legal counsel, consultants, investment bankers, financial advisors and other third party professional services providers, (ii) costs relating to any outside service providers or independent contractors (such as financial printers, couriers, business publications) and related services, transportation costs, per diem lodging expenses, telephone calls, word processing expenses and all expenses not associated with Carlyle's ordinary operations. The Company shall reimburse Carlyle for all Out-of-Pocket Expenses promptly upon or as soon as practicable after presentation by Carlyle to the Company of the statement in connection therewith.

     5.  Indemnification.

     The Company will indemnify and hold harmless Carlyle and its officers, employees, agents, representatives, members and affiliates (each being an "Indemnified Party") from and against any and all losses, costs, expenses,
 -----------------
claims, damages and liabilities (the "Liabilities") to which such Indemnified
                                      -----------
Party may become subject under any applicable federal or state law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the performance of the Oversight Services contemplated by this Agreement or the engagement of Carlyle hereunder. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto, provided that, subject to the following sentence, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment. Any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense, and in any action, claim or proceeding in which the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company agrees that it will not, without the prior written consent of the applicable Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. Provided that the Company is not in breach of its indemnification obligations hereunder, no Indemnified Party shall settle or compromise any claim subject to indemnification hereunder without the consent of the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of Carlyle. If an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted solely from the gross negligence or willful misconduct of Carlyle.

     6.  Termination.

     This Agreement shall be in effect on the date hereof and shall continue until such time as Carlyle and its affiliates collectively control, in the aggregate, less than 10% of the outstanding shares of voting common stock of the Company. The provisions of Sections 5, 7 and 8 and otherwise as the context so requires shall survive the termination of this Agreement.

     7.  Other Activities.

     Nothing herein shall in any way preclude Carlyle or its officers, employees, agents, representatives, members or affiliates from engaging in any business activities whatsoever, or from performing services for its or their own account or for the account of others, including entities or persons that may be in competition with the business conducted by the Company.

     8.  Payment Limitations.

     Carlyle (i) acknowledges that the Company's ability to make any payment required to be made under the terms of this Agreement may be limited by the terms of Section 9.06(iv) of the Credit Agreement dated as of November 24, 1999, among the Company, Panolam Acquisition Company L.L.C., Panolam Group, Inc., PII Second, Inc., Panolam Industries International, Inc., Panolam Industries, Ltd., the institutions party thereto as Lenders and Bankers Trust Company as Syndication Agent and Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time (the "Credit Agreement"),
                                                           ----------------
and (ii) agrees that, notwithstanding anything herein to the contrary, any such payment may be postponed until such payment is permitted under the terms of the Credit Agreement; provided, however, that nothing in this Section 8 shall
                  --------  -------
relieve or release the Company of its obligations to make payments to Carlyle under this Agreement; provided, further, that nothing in this Section 8 shall
                      --------  -------
constitute a waiver by Carlyle of its right to receive payments from the Company under this Agreement nor shall Carlyle be deemed to have forgiven or forfeit it rights to any payment to which it is entitled to receive under this Agreement.

     9.  General.

          (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall be effective unless the same shall be in writing and signed by the parties to this Agreement, and, in any case, such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) This Agreement and the rights of the parties hereunder may not be assigned without the prior written consent of the parties hereto; provided, however, that Carlyle may assign or transfer its duties or interests hereunder to any affiliate of Carlyle at the sole discretion of Carlyle.

          (c) Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

          If to Carlyle:            TC Group Management, L.L.C.
                                    c/o The Carlyle Group
                                    1001 Pennsylvania Avenue, N.W.
                                    Suite 220 South
                                    Washington, D.C.  20004
                                    Attn:  Jerome H. Powell

          If to the Company:        Panolam Industries International, Inc.
                                    20 Progress Drive
                                    Shelton, CT 06484
                                    Attn: Sara Foster

          (d) This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

          (e) This Agreement shall be governed by, and enforced in accordance with, the laws of the State of New York (excluding the choice of law principles thereof). The parties to this Agreement hereby agree to submit to the non-exclusive jurisdiction of the federal and state courts located in the State of New York and sitting in the Borough of Manhattan, the City of New York, in any action or proceeding arising out of or relating to this Agreement. This Agreement shall inure to the benefit of, and be binding upon, Carlyle and the Company (including any present or future subsidiaries of the Company that are not signatories hereto), and their respective successors and assigns.

          (f) This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts. Each set of counterparts showing execution by all parties shall be deemed an original and shall constitute one and the same instrument.

          (g) The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.

                                      TC GROUP MANAGEMENT, L.L.C.

                                      By:    TCG Holdings, L.L.C.
                                      Its:   Managing Member

                                      By:    ________________________________
                                      Name:  Jerome H. Powell
                                      Title: Managing Director

                                      PANOLAM INDUSTRIES INTERNATIONAL, INC.

                                      By:    ________________________________
                                      Name:  ________________________________
                                      Title: ________________________________